Designated Filer:  Spencer Capital Management, LLC
Issuer & Ticker Symbol:   REXI
Date of Event Requiring Statement:  March 1, 2006

1.    Name:    Kenneth H. Shubin Stein, MD, CFA
      Address: 1995 Broadway, Suite 1801
               New York, NY 10023






Date:  March 16, 2006
                                 By:  /s/ Kenneth H. Shubin Stein, MD, CFA
                                      -----------------------------------------
                                          Kenneth H. Shubin Stein, MD, CFA